Exhibit 4.2

EXECUTION VERSION

GENUINE PARTS COMPANY

OFFICER’S CERTIFICATE PURSUANT TO

SECTIONS 3.01 AND 3.03 OF THE INDENTURE IDENTIFIED BELOW

The undersigned officer of Genuine Parts Company (the “Company”), acting pursuant to authorization contained in resolutions of the Board of Directors of the Company (the “Board”) duly adopted on December 31, 2021 and in resolutions of the pricing committee established by the Board duly adopted on January 6, 2022 does hereby authorize, adopt and approve the following terms for (a) a series of the Company’s debt securities designated as “1.750% Notes due 2025 (the “2025 Notes”) and (b) a series of the Company’s debt securities designated as “2.750% Notes due 2032 (the “2032 Notes” and, together with the 2025 Notes, the “Notes”), the Notes to be issued under an indenture, dated as of October 29, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which Notes have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (No. 333-249625) under the Securities Act of 1933, as amended. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

I. The 2025 Notes are entitled “1.750% Notes due 2025”. The 2032 Notes are entitled “2.750% Notes due 2032”.

II. The 2025 Notes are limited in aggregate principal amount to U.S. $500,000,000 and the 2032 Notes are limited in aggregate principal amount to U.S. $500,000,000, in each case, subject to (i) the Company’s right from time to time, without giving notice to or seeking the consent of the holders of a series of the Notes, to issue an unlimited amount of additional securities having the same ranking and the same interest rate, maturity and other terms as such series of the Notes other than issue date, issue price and the payment of interest accruing prior to the issue date of the additional securities (such additional securities having such similar terms, together with the applicable series of the Notes, constituting a single series of securities under the Indenture), provided that if such additional securities are not fungible with the then-outstanding Notes of the applicable series for U.S. federal income tax purposes, the additional securities shall have a separate CUSIP number, and (ii) Notes of any series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to the provisions of the Indenture.

III. The 2025 Notes will mature on February 1, 2025 (the “2025 Maturity”) and the 2032 Notes will mature on February 1, 2032 (the “2032 Maturity”), in each case, subject to the provisions of the Indenture and this Officer’s Certificate relating to acceleration and subject to the provisions of the Indenture and this Officer’s Certificate relating to optional redemption.

A “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City (or other Place of Payment specified pursuant to the Indenture) are authorized or obligated by law or executive order to close.

IV. The 2025 Notes will bear interest at the rate per annum of 1.750%, from January 10, 2022, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for to, but excluding, the next Interest Payment Date or 2025 Maturity, as the case may be. The 2032 Notes will bear interest at the rate per annum of 2.750%, from January 10, 2022, or from the most recent Interest Payment Date to which interest has been paid or provided for to, but excluding, the next Interest Payment Date or 2032 Maturity, as the case may be. Interest on each series of Notes will be payable semiannually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on August 1, 2022, to the persons in whose names such Notes were registered at the close of business on the immediately preceding January 15 and July 15, respectively (whether or not a business day) (each, a “Regular Record Date”). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

V. Principal and interest on the Notes shall be payable, and the Notes may be surrendered for registration of transfer or exchange, at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, which shall initially be the Corporate Trust Office of the Trustee located at, 1349 West Peachtree Street, N.W., Suite 1050, Atlanta, Georgia 30309, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

The Company, by or through the Trustee, may at its option pay interest by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payments in connection with Global Securities to The Depository Trust Company (“DTC”) will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

VI. The Notes are redeemable at the Company’s option, in whole or in part, at any time and from time to time, prior to the applicable Par Call Date at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the (a) sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points for the 2025 Notes and 20 basis points for the 2032 Notes less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the Notes to be redeemed,

plus, in each case, accrued and unpaid interest on such Notes to, but excluding, the redemption date.

On or after the applicable Par Call Date, the Company may redeem the Notes of either series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the relevant Interest Payment Date to the registered holders as of the close of business on the relevant record date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed. Once notice of redemption is sent, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, subject to any conditions precedent specified in such notice.

In the case of a partial redemption of a series of Notes, selection of the Notes of such series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair unless otherwise required by law or applicable stock exchange or depositary requirements, including the applicable procedures of DTC. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

For purposes of this Clause VI:

“Par Call Date” means February 1, 2023, in the case of the 2025 Notes and means November 1, 2031, in the case of the 2032 Notes (three months prior to maturity).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

VII. Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless the Company has defeased the Notes pursuant to Section 4.03 of the Indenture or exercised its right to redeem the Notes as described in Clause VI hereof, each holder of Notes will have the right to require us to repurchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), for cash, at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the amount repurchased to, but not including, the date of repurchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company is required to send, by first class mail, a notice to each holder of Notes (or, in the case of global securities, electronically through the procedures of DTC), with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. In addition, if such Change of Control Offer is subject to satisfaction of such condition that the Change of Control Triggering Event occur on or prior to the applicable Change of Control Payment Date, such notice shall state that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice of the Change of Control Offer was delivered) as such condition shall be satisfied or waived, or such Change of Control Offer may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date so delayed, or such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment such condition will not be satisfied.

Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of this Clause VII:

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company (or any other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly owned subsidiary of another corporate entity and (ii) the holders having ultimate beneficial ownership of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders having beneficial ownership of the Company’s Voting Stock immediately prior to that transaction. The term “Person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade rating from any replacement Rating Agency or Rating Agencies appointed by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Moody’s and S&P; provided that if either Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency.

“Rating Event” means:

(1) if the Notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period, or

(2) if the Notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Trigger Period” means the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

VIII. Certain Covenants

Limitation on liens

The Company will not, and will not permit any of the Company’s subsidiaries to, create, incur, issue, assume or guarantee any debt for borrowed money secured by a Lien (other than Permitted Liens) upon any Property, or any shares of stock or evidences of indebtedness issued by any of the Company’s subsidiaries and owned by the Company or by any other of the Company’s subsidiaries, owned on the date of issuance of the Notes, without making effective provision to secure all of the notes, equally and ratably with any and all other debt secured thereby, so long as any of such other debt shall be so secured.

Limitation on sale and leaseback transactions

The Company will not, and will not permit any subsidiary to, after the date of the issue of the notes, enter into any arrangement with any person providing for the leasing by the Company or any subsidiary of any Property that has been or is to be sold or transferred by the Company or such subsidiary to such person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:

(i) within 12 months after the receipt of the proceeds of the sale or transfer, the Company or any subsidiary apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value (as determined in good faith by the Company’s board of directors) of such Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

(ii) the Company or such subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Lien on such Property in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on liens.”

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Company and a subsidiary or between subsidiaries, provided that the lessor is the Company or a wholly owned subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.

Merger, consolidation or sale of assets

The Company shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Company’s property in any one transaction or series of related transactions unless:

(1) the Company shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

(2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company,

(3) immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and

(4) the Company shall deliver, or cause to be delivered, to the Trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of the Company, which property, if held by the Company instead of such subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.

For purposes of this Clause VIII:

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company) of the obligations of the lessee under such lease for net rental payments (including a reduction for any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges) during the remaining term of the lease (including any period for which such lease has been extended).

“Consolidated Net Tangible Assets” means the aggregate amount of the Company’s assets (including right of use assets and less applicable reserves and other properly deductible items) and the Company’s consolidated subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding the sum of any debt for money borrowed having a maturity of less than twelve months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond twelve months from such date at the option of the borrower and, without duplication, any current installments thereof payable within such twelve month period) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with United States generally accepted accounting principles (“GAAP”).

“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.

“Lien” means, with respect to any Property, shares of stock or evidences of indebtedness, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such Property, shares of stock or evidences of indebtedness.

“Permitted Liens” means:

(1) Liens (other than Liens created or imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(2) statutory Liens of landlords and Liens of mechanics, materialmen, repairmen, warehousemen, carriers and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(3) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company and the Company’s subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, laws or regulations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, trade or government contracts, surety, indemnification, appeal, performance and return-of- money bonds, letters of credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts;

(4) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(5) Liens securing indebtedness (including any Liens, interest or title of a lessor under any capital leases) incurred or assumed to finance the purchase price or cost of development or construction of property or assets (or additions, repairs, alterations or improvements thereto), provided that the commitment of the creditor to extend the credit secured by any such Liens shall have been obtained within twelve months of the later of (a) acquisition or completion of construction or development (or addition, repair, alteration or improvement) and (b) full operation thereof;

(6) Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

(7) Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license, or Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its subsidiaries;

(8) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions, (including defects or irregularities in title and similar encumbrances) as to the use of real property, or Liens incidental to conduct of the business or to the ownership of the Company’s or the Company’s subsidiaries’ properties not securing debt that do not in the aggregate materially impair the use of said properties in the operation of the Company’s business, including the Company’s subsidiaries, taken as a whole;

(9) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the Company’s business, including the Company’s subsidiaries, taken as a whole;

(10) Liens on property or assets or shares of stock or evidences of indebtedness for borrowed money at the time such property or assets are acquired by the Company or any of the Company’s subsidiaries;

(11) Liens on property or assets of any person, or any shares of stock or evidences of indebtedness for borrowed money, at the time such person becomes one of the Company’s subsidiaries;

(12) Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business or consistent with past practice;

(13) Liens existing on the date of this prospectus supplement or any extensions, amendments, renewals, refinancings, replacements or other modifications thereto;

(14) Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise;

(15) Liens securing debt of a subsidiary owed to the Company or to another one of the Company’s subsidiaries;

(16) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(17) Liens to secure debt of joint ventures in which the Company or any of the Company’s subsidiaries have an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;

(18) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(19) Liens arising from financing statement filings regarding operating leases;

(20) Liens in favor of customs and revenue authorities to secure custom duties in connection with the importation of goods;

(21) Liens securing the financing of insurance premiums payable on insurance policies; provided, that such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums;

(22) Liens securing cash management obligations (that do not constitute indebtedness), or arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods and contractual rights of set-off relating to purchase orders and other similar arrangements, in each case in the ordinary course of business or consistent with past practice;

(23) Liens on any property or assets of the Company’s foreign subsidiaries securing debt of such subsidiaries (but not debt of the Company or any of the Company’s domestic subsidiaries);

(24) Liens securing debt in an aggregate principal amount at any time outstanding not exceeding $1,000.0 million in respect of any arrangement under which the Company or any of the Company’s subsidiaries transfer, once or on a revolving basis, without recourse (except for indemnities and representations customary for securitization transactions and except for the retention of risk in an amount and form required by applicable laws and regulations or as is customary for a similar type of transaction) involving one or more “true sale” transactions, accounts receivable or interests therein and related assets customarily transferred in connection with securitization transactions (i) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (ii) directly to one or more investors or other purchasers;

(25) other Liens on the Company’s property or assets and the property or assets of the Company’s subsidiaries securing debt in an aggregate principal amount (together with the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions entered into in reliance on this clause) not to exceed, as of any date of incurrence of such secured debt pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, the greater of (a) $700 million and (b) 15% of the Company’s Consolidated Net Tangible Assets; and

(26) any extensions, amendments, renewals, refinancings, replacements or other modifications thereto (or successive extensions, amendments, renewals, refinancings, replacements or other modifications thereto), as a whole or in part, of any Lien referred to in subparagraphs (1) through (25) above or the indebtedness secured thereby; provided that the Lien so extended, amended, renewed, refinanced, replaced or otherwise modified does not extend to any additional property or assets.

“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by the Company or any one of the Company’s Significant Subsidiaries.

“Senior Funded Debt” means all Funded Debt of the Company’s or the Company’s subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the notes).

“Significant Subsidiaries” means any of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

IX. The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund.

X. The Notes shall be issued only in minimum denominations of U.S. $2,000, and any integral multiple of U.S. $1,000 in excess thereof.

XI. The Trustee, Paying Agent and Security Registrar for the Notes shall initially be U.S. Bank National Association.

XII. Upon issuance, the Notes will be represented by one or more global Securities representing all of the aggregate principal amount of such Notes and will be registered in the name of the nominee of DTC, which will act as depositary. DTC, or any successor depositary for the Notes permitted by the terms of the Indenture, this Officer’s Certificate and the Notes, is hereinafter referred to as the “Depositary.” Except as set forth in the Indenture, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered Holders of Notes under the Indenture.

Notwithstanding any other provisions of the Indenture, this Officer’s Certificate or the Notes, unless and until exchanged in whole or in part for the individual Securities represented thereby, the global Security or Securities representing all or a portion of the Notes of the applicable series may not be transferred except, as provided in Section 3.05 of the Indenture, by the Depositary to another nominee of the Depositary for the Notes, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.

XIII. The Notes shall be defeasible pursuant to Section 4.03 of the Indenture.

XIV. The issue price to public of the 2025 Notes shall be 99.721% of the principal amount of the 2025 Notes and 98.810% of the principal amount of the 2032 Notes.

XV. The underwriters’ commission or discount as a percentage of the principal amount of the 2025 Notes shall be 0.350% of the principal amount of the Notes and 0.650% of the principal amount of the 2032 Notes.

Furthermore, the Company hereby approves the form of and authorize the execution and delivery of the 2025 Notes and 2032 Notes substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively.

XVI. This Officer’s Certificate may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Officer’s Certificate and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Officer’s Certificate as to the parties hereto and may be used in lieu of the original Officer’s Certificate for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on behalf of the Company as of this 10th day of January, 2022.

By:	/s/ Charles A. Chesnutt
Name: Charles A. Chesnutt
Title: Senior Vice President and Treasurer

[Form of 1.750% Note due 2025]

[Face of Security]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

GENUINE PARTS COMPANY

No. [ ]	U.S. $[ ]
CUSIP / ISIN: [ ] / [ ]

GENUINE PARTS COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] UNITED STATES DOLLARS on February 1, 2025 and to pay interest thereon from January 10, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 in each year, commencing on August 1, 2022 at the rate of 1.750% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal hereof is paid or made available for payment. The interest so payable, and timely paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Date), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so timely paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, which shall initially be the Corporate Trust Office of the Trustee located at 1349 West Peachtree Street, N.W., Suite 1050, Atlanta, Georgia 30309, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, (a) in the case of Securities in global form registered in the name of or held by DTC or its nominee, payment of the principal of (and premium, if any) and interest will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Security, and (b) in the case of other Securities, at the option of the Company payment of the principal of (and premium, if any) and interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: January [    ], 2022

GENUINE PARTS COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated: January [    ], 2022

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Title: Authorized Signatory

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 29, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Officer’s Certificate, dated January 10, 2022 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S. $500,000,000, subject to the Company’s right from time to time, without giving notice to or seeking the consent of the holders of the Securities, to issue an unlimited amount of additional securities in one or more series having the same ranking and the same interest rate, maturity and other terms as the Securities other than issue date, issue price and the payment of interest accruing prior to the issue date of the additional securities (such additional securities having such similar terms, together with the Securities of this series, constituting a single issue of Securities under the Indenture), provided that if such additional securities are not fungible with the then-outstanding Securities of this series for U.S. federal income tax purposes, the additional securities shall have a separate CUSIP number. The Securities of this series are issuable as Securities only in registered form, without coupons in denominations of U.S. $2,000 or any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Securities of this series may be presented for registration of transfer.

This Security is subject to the covenants contained in the Indenture and certain additional covenants contained in the Officers’ Certificate.

Any or all of the Securities are redeemable at the Company’s option, in whole or in part, at any time and from time to time, prior to February 1, 2023 (the “2025 Notes Par Call Date”) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the (a) sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the 2025 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points for the 2025 Notes less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the Notes to be redeemed,

plus, in each case, accrued and unpaid interest on such Notes to, but excluding, the redemption date.

The redemption price for any Securities to be redeemed on or after the 2025 Notes Par Call Date will be equal to 100% of the principal amount of the Securities being redeemed on such redemption date, plus accrued and unpaid interest on such Securities, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the relevant Interest Payment Date to the registered holders as of the close of business on the relevant Regular Record Date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Partial redemption must be made in an amount not less than U.S. $2,000 or any integral multiple of U.S. $1,000 in excess thereof.

Notice of redemption will be sent to Holders of Securities, at least 10 days but not more than 60 days to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2025 Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2025 Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2025 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2025 Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2025 Notes Par Call Date, one with a maturity date preceding the 2025 Notes Par Call Date and one with a maturity date following the 2025 Notes Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the 2025 Notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2025 Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Subject to certain conditions set forth in the Indenture, the Company at any time may discharge or defease some of or all of its obligations under this Security and the Indenture in accordance with Section 4.03 of the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice at the Corporate Trust Office of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series and all other affected series shall have made written request to the Trustee to institute such proceeding as trustee (and offered security or indemnity satisfactory to the Trustee), and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of all affected series a direction inconsistent with such request and shall have failed to institute such proceedings within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Company and the Trustee shall be entitled to request an opinion of counsel providing that the transfer complies with applicable securities laws.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Notwithstanding anything in the Indenture or in the terms of this Security to the contrary, the exchange of this Security for a Security will be subject to satisfaction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange this Security for a Security if (a) as a result thereof and in the Company’s judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (b) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officer’s Certificate and an Opinion of Counsel as to the matters set forth in clause (a) above.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Form of 2.750% Note due 2032]

[Face of Security]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

GENUINE PARTS COMPANY

No. [ ]	U.S. $[ ]
CUSIP / ISIN: [ ] / [ ]

GENUINE PARTS COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] UNITED STATES DOLLARS on February 1, 2032 and to pay interest thereon from January 10, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 in each year, commencing on August 1, 2022 at the rate of 2.750% per annum, computed on the basis of a 360-day year comprised of twelve 30- day months, until the principal hereof is paid or made available for payment. The interest so payable, and timely paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Date), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so timely paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, which shall initially be the Corporate Trust Office of the Trustee located at 1349 West Peachtree Street, N.W., Suite 1050, Atlanta, Georgia 30309, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, (a) in the case of Securities in global form registered in the name of or held by DTC or its nominee, payment of the principal of (and premium, if any) and interest will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Security, and (b) in the case of other Securities, at the option of the Company payment of the principal of (and premium, if any) and interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: January [ ], 2022

GENUINE PARTS COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated: January [ ], 2022

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Title: Authorized Signatory

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 29, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Officer’s Certificate, dated January 10, 2022 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S. $500,000,000, subject to the Company’s right from time to time, without giving notice to or seeking the consent of the holders of the Securities, to issue an unlimited amount of additional securities in one or more series having the same ranking and the same interest rate, maturity and other terms as the Securities other than issue date, issue price and the payment of interest accruing prior to the issue date of the additional securities (such additional securities having such similar terms, together with the Securities of this series, constituting a single issue of Securities under the Indenture), provided that if such additional securities are not fungible with the then-outstanding Securities of this series for U.S. federal income tax purposes, the additional securities shall have a separate CUSIP number. The Securities of this series are issuable as Securities only in registered form, without coupons in denominations of U.S. $2,000 or any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Securities of this series may be presented for registration of transfer.

This Security is subject to the covenants contained in the Indenture and certain additional covenants contained in the Officers’ Certificate.

Any or all of the Securities are redeemable at the Company’s option, in whole or in part, at any time and from time to time, prior to November 1, 2031 (the “2032 Notes Par Call Date”) at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the (a) sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the 2032 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points for the 2032 Notes less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the Notes to be redeemed,

plus, in each case, accrued and unpaid interest on such Notes to, but excluding, the redemption date.

The redemption price for any Securities to be redeemed on or after the 2032 Notes Par Call Date will be equal to 100% of the principal amount of the Securities being redeemed on such redemption date, plus accrued and unpaid interest on such Securities, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the relevant Interest Payment Date to the registered holders as of the close of business on the relevant Regular Record Date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Partial redemption must be made in an amount not less than U.S. $2,000 or any integral multiple of U.S. $1,000 in excess thereof.

Notice of redemption will be sent to Holders of Securities, at least 10 days but not more than 60 days to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2032 Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2032 Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2032 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2032 Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2032 Notes Par Call Date, one with a maturity date preceding the 2032 Notes Par Call Date and one with a maturity date following the 2032 Notes Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the 2032 Notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2032 Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Subject to certain conditions set forth in the Indenture, the Company at any time may discharge or defease some of or all of its obligations under this Security and the Indenture in accordance with Section 4.03 of the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice at the Corporate Trust Office of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series and all other affected series shall have made written request to the Trustee to institute such proceeding as trustee (and offered security or indemnity satisfactory to the Trustee), and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of all affected series a direction inconsistent with such request and shall have failed to institute such proceedings within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Company and the Trustee shall be entitled to request an opinion of counsel providing that the transfer complies with applicable securities laws.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Notwithstanding anything in the Indenture or in the terms of this Security to the contrary, the exchange of this Security for a Security will be subject to satisfaction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange this Security for a Security if (a) as a result thereof and in the Company’s judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (b) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officer’s Certificate and an Opinion of Counsel as to the matters set forth in clause (a) above.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.